UNITED STATES
                   	SECURITIES AND EXCHANGE COMMISSION
                         	Washington, D.C. 20549



                               	FORM 8-K



                             	CURRENT REPORT



                 	Pursuant to Section 13 or 15(d) of
                 	the Securities Exchange Act of 1934


      	Date of Report (Date of earliest event reported): May 8, 1997



                         	TOROTEL, INC.


    	(Exact name of registrant as specified in its charter)

                          	Missouri


        	(State or other jurisdiction of incorporation)

              2-33256				                	       44-0610086

      (Commission File Number)	   		   (IRS Employer Identification No.)


  	13402 South 71 Highway, Grandview, Missouri           64030


(Address of principal executive offices)            	(Zip Code)


(816) 761-6314
Registrant's telephone number, including area code


     N/A

	(Former name or former address, if changed since last report)

Item 5.	Other Events.

On May 8, 1997, Torotel, Inc. (the "Company") announced the termination of the previously announced definitive agreement to sell newly issued shares of common stock to Brockson Technologies Group LLC. The transactions between Brockson and the founder's family shareholders of the Company that were to occur simultaneously with the consummation of the definitive agreement have also been terminated.

The parties agreed that it was in the best interests of both the Company and Brockson not to consummate the transactions contemplated by the definitive agreement. The costs to the Company associated with the transaction are approximately $110,000, which the Company will charge to earnings during the fourth fiscal quarter ended April 30, 1997.

As for future plans, the Company has continued with the restructuring plan for operations that was announced this past
November. The execution of the plan, which focuses on the Torotel Products' subsidiary, has been ongoing simultaneously with the Brockson transaction.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit			Description

   1.			Press release dated May 8, 1997






	SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



TOROTEL, INC.


By:	/s/ H. James Serrone
  		H. James Serrone
    Vice President of Finance and Chief
    Financial Officer

Date:  May 8, 1997


	EXHIBIT INDEX



Exhibit

Description

Page

1.

Press release dated May 8, 1997           1


PRESS RELEASE	EXHIBIT 1


TOROTEL ANNOUNCES TERMINATION OF BROCKSON DEAL

KANSAS CITY, MO, May 8, 1997 - Torotel, Inc. (AMEX:TTL) announced today the termination of the previously announced definitive agreement to sell newly issued shares of common stock to Brockson Technologies Group LLC. The transactions between Brockson and the founder's family shareholders of Torotel that were to occur simultaneously with the consummation of the definitive agreement have also been terminated.

The parties agreed that it was in the best interests of both the Company and Brockson not to consummate the transactions contemplated by the definitive agreement. The costs to Torotel associated with this transaction are approximately $110,000, which the Company will charge to earnings during the fourth fiscal quarter ended April 30, 1997.

As for future plans, the Company has continued with the restructuring plan for operations that was announced this past November. The execution of the plan, which focuses on the Torotel Products' subsidiary, has been ongoing simultaneous with the Brockson transaction.

Torotel, Inc. specializes in the design and manufacture of high-power switching power supplies and a broad range of precision magnetic components used in commercial and military electronics. Torotel's products are sold to original equipment manufacturers for use in telecommunications systems, digital control devices, and avionics equipment. The Company has a base of more than 700 customers.